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                                                                    Exhibit 99.3
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                      AMERICAN FINANCIAL ENTERPRISES, INC.
                                  COMMON STOCK
   Proxy Solicited on Behalf of Directors for Special Meeting on August , 1997

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Registration Name and Address

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     The undersigned hereby appoints James C. Kennedy and Karl J. Grafe, and either of them, proxies, with the power of substitution to each, to vote all shares of Common Stock of American Financial Enterprises, Inc. ("AFEI") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of AFEI to be held on August , 1997, at 11:15 a.m., local time, at the Cincinnatian Hotel, 601 Vine Street, Cincinnati, Ohio, on the matter set forth below cumulative voting is invoked through proper notice to the Company) and on such other matters as may properly come before the meeting or any adjournment thereof.

     THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED BELOW. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSAL SET FORTH BELOW. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE MEETING, SUCH SHARES SHALL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS NAMED ABOVE.

      The Board of Directors recommends a vote FOR the following Proposal.

     1. To adopt an Agreement and Plan of Merger, pursuant to which AFEI will merge with a subsidiary of American Financial Group Holdings, Inc. ("AFG Holdings"), with each share of AFEI common stock, not then beneficially owned by American Financial Group, Inc., would be exchanged, at the option of each AFEI shareholder, for either one new share of AFG Holdings common stock or $37.00 in cash.

          [ ] FOR THE REORGANIZATION [ ] AGAINST THE MERGER [ ] ABSTAIN

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Date: _________________ 1997           Signature___________________________

                                       Signature___________________________
                                       (if held jointly) Important: Please sign as name appears hereon indicating, where proper, official position or representative capacity. In case of joint holders, all should sign.
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 To vote your shares, please mark, sign, date and return this proxy form usin the enclosed envelope.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
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